EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Partners of

Sotherly Hotels LP

We consent to the incorporation by reference in the registration statement (No. 333-199256) on Form S-3 of Sotherly Hotels LP and subsidiaries (the “Partnership”) of our report dated March 22, 2017, with respect to the consolidated financial statements and related financial statement schedule of the Partnership, included in the Partnership’s Annual Report on Form 10-K as of and for the year ended December 31, 2016.

/s/ Dixon Hughes Goodman LLP

Norfolk, Virginia

March 22, 2017